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                                                                   EXHIBIT 10(x)



                            THE SEAGRAM COMPANY LTD.
                             1988 STOCK OPTION PLAN


ARTICLE I
PURPOSE

       The purpose of The Seagram Company Ltd. 1988 Stock Option Plan is to provide selected employees of The Seagram Company Ltd. and its subsidiaries an opportunity to purchase common shares of The Seagram Company Ltd., and to benefit from the appreciation thereof, thus providing an increased incentive for these employees to contribute to the future success and prosperity of The Seagram Company Ltd., enhancing the value of the common shares for the benefit of the shareholders and increasing the ability of The Seagram Company Ltd. and its subsidiaries to attract and retain individuals of exceptional skill.

ARTICLE II
DEFINITIONS

       The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

2.0 Affiliate: A person or entity controlling, controlled by, or under common control with, The Seagram Company Ltd.

2.1 Approval Date: The later of the date of approval of the Plan by the shareholders of The Seagram Company Ltd. and by the applicable regulatory authorities and stock exchanges, each as contemplated by Article XII hereof.

2.2    Board: The Board of Directors of The Seagram Company Ltd.

2.3 Code: The United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

2.4 Committee: The Seagram Company Ltd. Human Resources Committee or such other persons designated by the Board.

2.5    Common Shares: The common shares of The Seagram Company Ltd.

2.6 Company: The Seagram Company Ltd., any of its Subsidiaries or any other Affiliate designated by the Board.

2.7 Disability: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in section 22
       (e) ( 3 ) of the Code. The determination whether a


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       participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate.

2.8 Disinterested Persons: Disinterested persons within the meaning of Rule 16b-3, as promulgated under the United States Securities Exchange Act of 1934, as amended.

2.9    Employer. The Company that employs the employee or Optionee.

2.10 Fair Market Value: The mean between high and low prices of the Common Shares as reported on the composite tape for securities traded on the New York Stock Exchange on a given day.

2.11 ISO: An incentive stock option within the meaning of section 422A of the Code.

2.12   Non-ISO: A stock option that is not an ISO.

2.13   Option: A stock option (whether ISO or Non-ISO) granted under the Plan.

2.14   Option Price: The purchase price of a Common Share under an Option.

2.15 Optionee: An employee of the Company who has been granted one or more Options.

2.16 Parent Corporation: A parent corporation, as defined in section 425 (e) of the Code.

2.17 Plan: The Seagram Company Ltd. 1988 Stock Option Plan, as from time to time amended.

2.18 Retirement: Separation from service with the Company on or after attainment of age 65 or, with the prior written consent of the Company, retirement at an earlier age.

2.19   Stock Appreciation Right: A stock appreciation right, as defined in
       Section 6.7 of the Plan.

2.20 Subsidiary: A subsidiary corporation, as defined in section 425 (f) of the Code.

2.21 Termination Date: A date fixed by the Committee but not later than the day preceding the tenth anniversary of the date on which the Option is granted.

ARTICLE III
ADMINISTRATION

       3.1 Except as otherwise provided in the Plan, the Committee shall administer the Plan and shall have full power to grant Options, construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper.

       3.2 The Committee shall consist of not less than three persons, all of whom shall be Disinterested Persons. The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from the


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Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by the Board.

       3.3 Subject to the provisions of the Plan, the Committee shall, in its discretion, determine which employees shall be granted Options, the number of shares subject to option under any such Options (which cannot with respect to any one Optionee exceed more than 5% of the then outstanding Common Shares), the dates after which Options may be exercised (which shall not be earlier than the Approval Date nor later than the Termination Date), in whole or in part, whether Options shall be ISO's, any restriction imposed on Common Shares received upon the exercise of Options and the terms and conditions of the Options.

       3.4 Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

ARTICLE IV
SHARES SUBJECT TO THE PLAN

       4.1 The total number of Common Shares available for grants of Options under the Plan shall be 5,000,000, subject to adjustment in accordance with
Article VIII of the Plan. These Common Shares shall be authorized but unissued Common Shares. If an Option or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased Common Shares covered by such Option shall be available for future grants of Options. An Option, or portion thereof, exercised through the exercise of a Stock Appreciation Right pursuant to Section 6.7 of the Plan shall be treated, for purposes of this Article IV, as though the Option, or portion thereof, had been exercised through the purchase of Common Shares, with the result that the Common Shares subject to the Option, or portion thereof, that was so exercised shall not be available for future grants of Options.

ARTICLE V
ELIGIBILITY

       5.1    Options may be granted to selected employees of the Company.

ARTICLE VI
TERMS OF OPTIONS

       6.1 Option Agreements: All Options shall be evidenced by written agreements executed by the Company and the Optionee. Such Options shall be subject to the applicable provisions of the Plan, and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe. All agreements evidencing Options shall specify the total number of Common Shares subject to each grant, the Option Price and the Termination Date. Those Options that comply with the requirements for an ISO set forth in section 422A of the Code shall be designated ISOs and all other Options shall be designated Non-ISOs.

       6.2 Option Price: Except as provided in Section 6.4, the Option Price shall be the Fair Market Value of a Common Share on the date the Option is granted, but in no event shall the Option Price be less than that permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges.


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       6.3    Period of Exercise: Subject to Section 3.3, the Committee shall determine the dates after which Options may be exercised in whole or in part. The Committee may amend an Option to accelerate the date after which Options may be exercised in whole or in part.

       6.4    Special Rules Regarding ISOs Granted to Certain Employees:
Notwithstanding any contrary provisions of Sections 6.2 and 6.3 of the Plan, no ISO shall be granted to any employee who, at the time the Option is granted, owns (directly or within the meaning of section 425 (d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Employer or of any Subsidiary or Parent Corporation thereof, unless (a) the Option Price under such Option is at least 110 percent of the Fair Market Value of a Common Share on the date the Option is granted and (b) the Termination Date of such Option is a date not later than the day preceding the fifth anniversary of the date on which the Option is granted.

       6.5 Manner of Exercise and Payment: Subject to Section 6.3, an Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the Common Shares being purchased pursuant to the Option. An Optionee may exercise an Option with respect to less than the full number of Common Shares for which the Option may then be exercised, but an Optionee must exercise the Option in full Common Shares. The price of Common Shares purchased pursuant to an Option, or portion thereof, may be paid:

       a) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company;

       b) through the delivery of Common Shares with an aggregate Fair Market Value on the date of exercise equal to the Option Price;

       c) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the Option Price; or

       d)     by any combination of the above methods of payment;

provided, however, that the Company shall not be obliged to purchase or accept the surrender in payment of any such Common Shares if any such action would be prohibited by the applicable laws governing the Company or the Committee shall determine that such action is not in the best interests of the Company.

       The Committee shall determine acceptable methods for tendering Common Shares or irrevocable instructions to a broker as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Shares or irrevocable instructions to a broker to exercise an Option as it deems appropriate.

       6.6 Withholding Taxes: The Company may, in its discretion, require an Optionee to pay to the Company the amount, or make such other arrangements (including the withholding of Common Shares which would otherwise be delivered upon exercise), at the time of exercise or thereafter, that the Company deems necessary to satisfy its obligation to withhold federal, provincial, state or local income or other taxes incurred by reason of the exercise.


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       6.7    Stock Appreciation Rights: At or after the grant of an Option, the Committee, in its discretion, may provide an Optionee with an alternate means of exercising such Option, or a designated portion thereof, by granting the Optionee a Stock Appreciation Right. A Stock Appreciation Right with respect to an Option or portion thereof is a right to receive, upon exercise thereof, an amount equal to the excess of the Fair Market Value of a Common Share on the date of exercise over the Option Price of such Option, multiplied by the number of Common Shares that the Optionee would have received had such Option or portion thereof been exercised through the purchase of Common Shares at such Option Price, provided that (a) such Option or portion thereof has been designated as exercisable in this alternative manner, (b) such Option or portion thereof is otherwise exercisable and (c) the Fair Market Value of a Common Share on the date of exercise exceeds such Option Price. Such amount shall be paid in cash and/or Common Shares at the discretion of the Committee. Upon the exercise of a Stock Appreciation Right in the manner herein provided, the Option or portion thereof to which such Stock Appreciation Right relates shall be deemed in the case of a cash payment to have been cancelled and in the case of a payment in Common Shares to have been exercised. Common Shares issued as a result of the exercise of a Stock Appreciation Right shall be deemed issued at the Fair Market Value thereof on the date the Stock Appreciation Right is exercised. Notwithstanding any other provision of the Plan, if an Optionee is a director or officer subject to Section 16(b) of the United States Securities Exchange Act of 1934, as amended, at the time of exercise, the Optionee may exercise his Stock Appreciation Rights only during the periods which begin on the third business day following the release by The Seagram Company Ltd. of annual or quarterly financial information to the public and end on the twelfth business day following such date.

       6.8 Nontransferability of Options: Each Option shall, during the Optionee's lifetime, be exercisable only by the Optionee, and neither it nor any right hereunder shall be transferable otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of an Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and the Option shall thereupon become null and void.

       6.9    Cessation of Employment of Optionee:

       a) Cessation of Employment other than by Reason of Retirement, Disability or Death. If an Optionee shall cease to be employed by the Company otherwise than by reason of Retirement, Disability or death, each Option held by the Optionee, together with all rights hereunder, shall terminate on the date of cessation of employment, to the extent not previously exercised.

       b) Cessation of Employment by Reason of Retirement or Disability. If an Optionee shall cease to be employed by the Company by reason of Retirement or Disability, each Option held by the Optionee shall be exercisable until the Termination Date set forth in the Option.

       c) Cessation of Employment by Reason of Death. If an Optionee shall die while employed by the Company, or at any time after cessation of employment by


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              reason of Retirement or Disability, an Option may be exercised at any time or from time to time prior to the Termination Date set forth in the Option, by the person or persons to whom the Optionee's rights under each Option shall pass by will or by the applicable laws of descent and distribution. Any person or persons to whom an Optionee's rights under an Option have passed by will or by the applicable laws of descent and distribution shall be subject to all terms and conditions of the Plan and the Option applicable to the Optionee.

       6.10 Notification of Sales of Common Shares: Any Optionee who disposes of Common Shares acquired upon the exercise of an ISO either (a) within two years after the date of the grant of the ISO under which the shares were acquired or (b) within one year after the transfer of such Common Shares to the Optionee, shall notify the Company of such disposition and of the amount realized upon such disposition.

ARTICLE VII
LIMITATION ON GRANTS OF ISOS

       7.1 The aggregate Fair Market Value (determined as of the date the Option is granted) of the Common Shares subject to an ISO granted after December 31, 1986 under this or any other stock option plan maintained by the Company, the Parent Corporation or any Subsidiary with respect to which any such ISO is first exercisable by an employee during any calendar year shall not exceed $100,000.

ARTICLE VIII
ADJUSTMENTS

       8.1 If (a) the Company shall at any time be involved in a transaction to which section 425 (a) of the Code is applicable; (b) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Shares; or (c) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options, the Committee may take any such action as in its judgment shall be necessary to preserve the Optionee's rights substantially proportionate to the rights existing prior to such event and to the extent that such action shall include an increase or decrease in the number of Common Shares subject to outstanding Options, the number of Common Shares available under Article IV above may be increased or decreased, as the case may be, proportionately. The judgment of the Committee with respect to any matters referred to in this Article shall be conclusive and binding upon each Optionee. The exercise by the Committee of its authority under this Article is subject to the approval of the Board as and when required by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges.

ARTICLE IX
AMENDMENT AND TERMINATION OF THE PLAN

       9.1 The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate; provided, however, that no such amendment shall be made without approval of the shareholders which would:

       a)     materially modify the eligibility requirements for receiving
              Options;


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       b)     increase the total number of Common Shares which may be issued pursuant to Options, excep t as is provided for in accordance with
              Article VIII of the Plan;

       c)     extend the period of granting Options; or

       d) materially increase in any other way the benefits accruing to Optionees.

       9.2 No amendment, suspension or termination of the Plan shall, without the Optionee's consent, impair any of the rights or obligations under any Option theretofore granted to an Optionee under the Plan.

       9.3 The Committee may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Options meeting the requirements of future amendments or issued regulations, if any, to the Code or other applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges.

       9.4 No amendment shall be effective until all applicable approvals, if any, of regulatory authorities and stock exchanges have been obtained.

ARTICLE X
GOVERNMENT AND OTHER REGULATIONS

       10.1 The obligation of the Company to issue, or transfer and deliver Common Shares for Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by governmental entities and any stock exchanges on which Common Shares are traded.

ARTICLE XI
MISCELLANEOUS PROVISIONS

       11.1 The Plan Does Not Confer Employment or Shareholder Rights: The right of the Company to terminate at will (whether by dismissal, discharge or otherwise) the Optionee's employment with it at any time is specifically reserved. Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death shall have any rights of a shareholder with respect to the Common Shares subject to each Option, except to the extent that, and until, such Common Shares shall have been issued upon the exercise of each Option.

       11.2 Plan Expenses: Any expenses of administering the Plan shall be borne by the Company.

       11.3 Use of Exercise Proceeds: Payments received from Optionees upon the exercise of Options shall be used for the general corporate purposes of the Company.

       11.4 Indemnification: In addition to such other rights of indemnification as they may have as members of the Board, or the Committee, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option


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granted thereunder, and against all amounts paid by them in settlement thereof
(provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding, a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.

ARTICLE XII
SHAREHOLDER APPROVAL AND EFFECTIVE DATES

       12.1 The Plan shall become effective when it is adopted by the Board. However, if (a) the Plan is not approved by the vote of the holders of a majority of the outstanding Common Shares at the Annual Meeting of Shareholders of The Seagram Company Ltd. to be held on May 26, 1988 or at any adjournment thereof or (b) the necessary regulatory and stock exchange approvals are not obtained within one year after the date the Plan is adopted by the Board, the Plan and all Options shall terminate. Options may not be granted under the Plan after the fifth anniversary of the effective date.




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                                   APPENDIX A
                                       TO
                            THE SEAGRAM COMPANY LTD.
                             1988 STOCK OPTION PLAN
              ADDITIONAL ARTICLES FOR UNITED KINGDOM OPTIONEES ONLY

ARTICLE XIII
PURPOSE

       The purpose of these additional articles is to obtain Approved Option status under the laws of the United Kingdom ("U.K.") for Optionees in the Plan. These articles are to be read as a continuation of the Plan and only modify the Approved Options granted under the Plan to U.K. Optionees. These articles do not add to or modify the Plan in respect of any other category of Optionees, and except as hereby amended, the Plan remains in full force and effect. The Committee has adopted these additional articles pursuant to Article 9.3.

ARTICLE XIV
DEFINITIONS

       The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

14.0   Act: The United Kingdom Income and Corporation Taxes Act of 1988.

14.1 Approved Options: Options granted under the Plan to a U.K. Optionee while the Plan is approved by the U.K. Inland Revenue under the Act.

14.2   Limit: The limit as set out in paragraph 28(2) of Schedule 9 to the Act.

14.3 U.K. Optionee: An employee who is resident in the U.K. for U.K. income tax purposes and is required to work for the Company or an Affiliate for at least 25 hours a week (excluding meal breaks) and is not ineligible to participate in the Plan by virtue of paragraph 8 of Schedule 9 to the Act.

14.4 Shares: Common Shares which satisfy the requirements of paragraphs 10 to 14 of Schedule 9 to the Act.

ARTICLE XV
FURTHER TERMS OF APPROVED OPTIONS

15.1 No Approved Options shall be granted to U.K. Optionees in excess of the Limit.

15.2 The provisions of Article 6.5(b) and (d) of the Plan shall not be applicable to Approved Options.

15.3 The provisions of Article 6.7 of the Plan shall not be applicable to Approved Options.


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15.4   The provisions of Article 6.9(c) of the Plan shall be modified so that upon the death of a U.K. Optionee, Approved Options will be exercisable until the earlier of 12 months after such death or the Termination Date as set forth in the Approved Option grant.

15.5 The terms of Approved Options shall not be amended without the prior approval of the U.K. Inland Revenue.

ARTICLE XVI

16.0 Subject to the provisions of Article IX of the Plan, the Board and the Committee may amend the Plan but no such amendments shall be effective with respect to Articles XIII through XVI unless approved by the U.K. Inland Revenue.

March, 1992



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